UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 21, 2006

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I.A. EUROPE GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	000-31705	91-2007477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3191 Coral Way, Suite 609, Miami, Florida 33145

(Address of Principal Executive Offices) (Zip Code)

(305) 446-0854

(Registrant’s Telephone Number, Including Area Code)

901 Ponce de Leon Boulevard, Suite 303, Coral Gables, Florida 33134

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On November 21, 2006, the Board of Directors of I.A. Europe Group, Inc. (the “Company”) approved the sale of 10,000,000 shares of common stock to Mr. Moreno Barel of Italy (5,000,000 shares) and LAYA s.a. of Uruguay (5,000,000 shares). Additionally, the Board of Directors approved the sale of 5,000 shares of Series A preferred stock to Mr. Barel, which preferred stock shall have 25,000 votes per share. The transaction is subject to the receipt of payment of $370,000 by the Company. The transaction is expected to close on or before November 30, 2006. In connection with the closing, the Company shall add Mr. Barel and four additional persons to its Board of Directors. It is expected that one of the two current directors, Mr. Victor Minca, will resign in connection with the closing.

Additionally, the Board of Directors of the Company on November 21, 2006 approved the proposal to change the name of the Company to MB World Group, Inc., subject to approval of the Company’s stockholders.

Additionally, the Board of Directors authorized the hiring of an independent registered public accounting firm in order to audit the Company’s financial statements which will assist the Company in becoming current with its filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.A. EUROPE GROUP, INC.
By:	/s/ VICTOR MINCA
Chief Executive Officer

Date: November 22, 2006

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